SUB-ITEM 77Q1(d): Exhibits
                          SELIGMAN FRONTIER FUND, INC.


ARTICLES SUPPLEMENTARY
dated April 24, 2003

Incorporated by reference to post-effective amendment no. 35 to registrant's registration statement on Form N-1A filed on April 30, 2003 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Incorporated by reference to post-effective amendment no. 21 to registrant's registration statement on Form N-1A filed on January 28, 1997 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.

PLAN OF MULTIPLE CLASSES OF SHARES (SIX CLASSES) PURSUANT TO RULE 18F-3 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED

Incorporated by reference to post-effective amendment no. 35 to registrant's registration statement on Form N-1A filed on April 30, 2003 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.

Nsar/Frontier/Sub Item 77Q1(d) 4-30-03